(1) Westdale Properties America I, Ltd. has filed a Schedule 13D regarding the Common Stock of Schlotzsky's, Inc. which states that each of Westdale Properties America I, Ltd., JGB Ventures I, Ltd., JGB Holdings, Inc., Joseph G. Beard, and Ronald Kimel, as sole trustee for the benefit of the issue of Manuel Kimel under the Manuel Kimel Family Trust may be deemed to comprise a "group" within the meaning of Section 13(d)(3) of the Securities Act of 1933, as amended.  Neither the fact of this filing nor any of the information contained herein shall be deemed to be an admission by any of the Reporting Persons that a "group" exists.
(2) These securities were disposed of by Joseph G. Beard.
(3) These securities were disposed of by Westdale Properties America I, LTD.
(4) 27,845 of these shares are owned solely by Joseph G. Beard.

Joint Filer Information Follows:

JGB Ventures I, Ltd.

3300 Commerce Boulevard East
Dallas, Texas  75226

Total shares of Common Stock: 1,904.  These shares are owned by Westdale Properties America I, Ltd.  JGB Ventures I, Ltd. disclaims beneficial ownership of these shares except to the extent of its pecuniary interest herein.

/s/ Joseph G. Beard
For JGB Holdings, Inc. as sole general partner of JGB Ventures I, Ltd.

JGB Holdings, Inc.

3300 Commerce Boulevard East
Dallas, Texas  75226

Total shares of BUNZ Common Stock: 1,904 shares of the Common Stock.  These shares are owned by Westdale Properties America I, Ltd. JGB Holdings, Inc. disclaims beneficial ownership of these shares except to the extent of its pecuniary interest therein.

/s/ Joseph G. Beard
President, JGB Holdings, Inc.

JOSEPH G. BEARD

3300 Commerce Boulevard East
Dallas, Texas  75226

Total shares of BUNZ Common Stock: 29,749.  These shares are comprised of 1,904 shares owned by Westdale Properties America I, Ltd. and 27,845 shares owned by Joseph G. Beard.  Joseph G. Beard disclaims ownership of the shares owned by Westdale Properties America I, Ltd. except to the extent of his ownership therein.

/s/ Joseph G. Beard

RONALD KIMEL, as sole trustee for the benefit of the issue of Manuel Kimel under the Manuel Kimel Family Trust.

440 Adelaide Street West
Toronto, Ontario M5V 1S7, Canada

Total shares of BUNZ Common Stock: 1,904.  These shares are owned by Westdale Properties America I, Ltd.  The Manuel Kimel Family Trust disclaims beneficial ownership of these shares except to the extent of its pecuniary interest therein.

/s/ Joseph G. Beard
Joseph G. Beard on behalf of Ronald Kimel, as sole trustee for the benefit of the issue of Manuel Kimel under the Manuel Kimel Family Trust.